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                                                                     EXHIBIT 5.1

[HUGHES & LUCE, L.L.P. LETTERHEAD]


                                  July 2, 1996






Norwood Promotional Products, Inc.
70 NE Loop 410, Suite 295
San Antonio, TX  78216


Ladies and Gentlemen:

         We have acted as counsel to Norwood Promotional Products, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about July 8, 1996, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 11,028 shares (the "Shares") of common stock, no par value, (the "Common Stock") of the Company that may be offered under the 1993 Nonqualified Stock Option Plan (the "Plan"), or that are offered on the exercise of any stock options (collectively, the "Stock Options") granted or that may be granted under the Plan.

         In connection with this opinion, we have examined and relied upon the original, or copies identified to our satisfaction, of (i) the articles of incorporation and the bylaws of the Company, in each case, as amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares of Common Stock pursuant to the Plan and related matters; (iii) the Registration Statement and exhibits thereto, including the Plan; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making these examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.
As to various questions of fact material to this opinion, and as to the content and form of the articles of incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent investigation or verification of their accuracy.

         Based upon our examination and consideration of, and reliance on the documents and other matters described above, we are of the opinion that the Company presently has available at least 11,028 shares of authorized but unissued Common Stock or treasury shares of Common
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[HUGHES & LUCE LETTERHEAD]

Norwood Promotional Products, Inc.
July 2, 1996
Page 2


Stock currently issuable pursuant to the Plan from which the 11,028 of Common Stock proposed to be offered under the Plan or to be sold pursuant to the exercise of Stock Options granted or to be granted under the Plan may be issued. Assuming that (i) the outstanding Shares and Stock Options were duly granted, the Shares and Stock Options to be granted in the future are duly granted in accordance with the terms of the Plan and the shares of Common Stock to be issued in the future are duly issued in accordance with the terms of the Plan, and the Stock Options, (ii) the Company maintains an adequate number of authorized but unissued shares or treasury shares of Common Stock available for issuance to those persons to whom Shares are offered under the Plan or who exercise Stock Options granted under the Plan, and (iii) the consideration for shares of Common Stock issued pursuant to the Plan and pursuant to such Stock Options, as the case may be, is actually received by the Company as provided in the Plan and the respective Stock Options, the Shares issued in accordance with the terms of the Plan and issued pursuant to the exercise of the Stock Options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we come within the category of person whose consent is required under the Rules and Regulations of the Securities Securities and Exchange Commission thereunder.

                                                   Very truly yours,

                                                   HUGHES & LUCE, L.L.P.




                                                   By: /s/ WILLIAM R. VOLK
                                                       -------------------------
                                                       William R. Volk,
                                                       Partner